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                                                                    EXHIBIT 22.1

                                SUBSIDIARIES OF
                        HAYES WHEELS INTERNATIONAL, INC.

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
                                                 JURISDICTION OF         PERCENTAGE
NAME OF SUBSIDIARY                                INCORPORATION          OWNERSHIP
------------------                               ---------------         ----------
Hayes Wheels International -- California,
  Inc. ........................................  Delaware                   100%
Hayes Wheels International -- Michigan,
  Inc. ........................................  Michigan                   100%
Hayes Wheels International -- Indiana, Inc. ...  Delaware                   100%
Hayes Wheels International -- Georgia, Inc. ...  Delaware                   100%
Hayes Wheels, S.p.A. ..........................  Italy                      100%
HWI (Europe), LTD. ............................  Delaware                   100%
Hayes Wheels de Espana, S.A. ..................  Spain                      100%
Hayes Wheels International -- Mexico, Inc. ....  Delaware                   100%
Hayes Wheels Japan.............................  Japan                      100%
Hayes Wheels International -- China, Inc. .....  Delaware                   100%
Motor Wheel Corporation........................  Ohio                       100%
Motor Wheel Corporation of Canada, Ltd.........  Canada                     100%
MWC Acquisition Sub, Inc.......................  Delaware                   100%
AMW Holdings, Inc..............................  Delaware                   100%
Motor Wheel de Mexico, S.A. de C.V. ...........  Mexico                      75%
Hayes Wheels Autokola NH a.s. .................  Czech Republic              58%
Aluminum Wheel Technology, Inc.................  Delaware                    50%
Metalurgica FPS do Brasil, Ltda................  Brazil                      49%
Hayes Wheels de Venezuela, C.A. ...............  Venezuela                   49%
Hayes Wheels de Mexico, S.A. de C.V. ..........  Mexico                      40%
Riviera Tool Company...........................  Michigan                  29.6%
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